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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2004

ASIA PAYMENT SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-30013	98-0204780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 5th Avenue
Suite 4100
Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

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ITEM 5.       OTHER EVENTS

Phillip Jennings resigned as a member of the Board of Directors on May 13, 2004. Mr. Jennings did not have any disagreements with us concerning our operations, policies, or practices.

ITEM 7.       EXHIBITS AND FINANCIAL STATEMENTS
Exhibit No.	Description
99.1	Press Release

ITEM 9.       REGULATION FD DISCLOSURE

Asia Payment Systems, Inc. announced today that Benny Lee has been appointed to the Asia Pay Board of Directors. Benny Lee has extensive experience in senior marketing and operational positions with MasterCard International and American Express.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC. (Registrant)

Date: May 14, 2004	/s/ John Fraser
John Fraser, Vice President and a member of the Board of Directors